ITEM 77I

Massachusetts Investors Growth Stock Fund established a new class of shares (Class J shares) as described in the prospectus contained in Post-Effective Amendment no. 68 to the Registration Statement (File No. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on September 21, 2000. Such description is incorporated herein by reference.